                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. __ )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
                                         Only (As Permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             EMPIRE RESOURCES, INC.
                (Name of Registrant as Specified in its Charter)

                          ----------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

------------------------------
(2) Aggregate number of securities to which transaction applies:

------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------
(4) Proposed maximum aggregate value of transaction:

------------------------------
(5) Total fee paid:

------------------------------

[ ] Fee paid previously with preliminary materials.

------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1) Amount Previously Paid:

------------------------------
(2) Form, Schedule or Registration Statement No.:

------------------------------
(3) Filing Party:

------------------------------
(4) Date Filed:

------------------------------

                             EMPIRE RESOURCES, INC.
                                One Parker Plaza
                           Fort Lee, New Jersey 07024


                            -----------------------

                            NOTICE OF ANNUAL MEETING



August 16, 2001


Dear Stockholder:

         On Tuesday, September 11, 2001, Empire Resources, Inc. will hold its Annual Meeting of Stockholders at the offices of Madison Partners LLC, 444 Madison Avenue, 38th floor, New York, NY.

         The meeting will begin at 11:00 a.m. Only stockholders that own stock at the close of business on August 3, 2001 can vote at this meeting. At the meeting we will:

1. Elect a board of directors;

2. Approve and adopt an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to reduce the number of authorized shares of Common Stock of the Company from 40,000,000 shares to 20,000,000 shares and to eliminate the 5,000,000 authorized shares of preferred stock.

3. Ratify the appointment of our independent auditors for the year ending December 31, 2001.

4. Attend to any other business properly brought before the meeting.

   YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE THREE PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

                                    By Order of the Board of Directors,

                                    /s/ Sandra Kahn
                                    Sandra Kahn
                                    Vice President, Chief Financial Officer and
                                    Secretary and Treasurer

                             EMPIRE RESOURCES, INC.

                                 PROXY STATEMENT


                              QUESTIONS AND ANSWERS


1.   Q:    WHO IS SOLICITING MY VOTE?
     A: This proxy solicitation is being made and paid for by Empire Resources, Inc.

2.   Q:    WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?
     A: This proxy statement was first mailed to stockholders on or about August 16, 2001.

3.   Q:    WHAT MAY I VOTE ON?
     A:    (1) the election of nominees to serve on our board of directors; AND
           (2) The approval and adoption of an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to reduce the number of authorized shares of Common Stock of the Company from 40,000,000 shares to 20,000,000 shares and to eliminate the 5,000,000 authorized shares of Preferred Stock; AND (3) The ratification of the appointment of our independent auditors for the year ending December 31, 2001.

4.   Q:    HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?
     A: The Board recommends a vote FOR each of the nominees and FOR each of the other proposals.

5.   Q:    WHO IS ENTITLED TO VOTE?
     A: Stockholders as of the close of business on August 3, 2001 (the Record Date) are entitled to vote at the annual meeting.

 6.  Q:    HOW DO I VOTE?
     A: Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR each of the three proposals. You have the right to revoke your proxy at any time before the meeting by:
           (1) notifying the Corporate Secretary, Sandra Kahn, at the address shown above;
           (2)    voting in person; OR
           (3)    returning a later-dated proxy card.

 7.  Q:    WHO WILL COUNT THE VOTE?
     A: Representatives of our transfer agent, American Stock Transfer & Trust Co., will count the votes.

 8.  Q:    IS MY VOTE CONFIDENTIAL?
     A: Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to American Stock Transfer & Trust Co., and handled in a manner that protects your voting privacy. Your vote will not be disclosed except: (1) as needed to permit American Stock Transfer & Trust Co. to tabulate and certify the vote; and (2) as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential unless you ask that your name be disclosed.

 9.  Q:    HOW MANY SHARES CAN VOTE?
     A: As of August 1, 2001, 11,023,951 shares of Common Stock were issued and outstanding. Every stockholder of Common Stock is entitled to one
           (1) vote for each share held.

10.  Q:    WHAT IS A "QUORUM"?
     A: A "quorum" is a majority of the shares entitled to vote at the meeting (i.e. 5,511,976 shares). These shares must be present at the meeting either in person or represented by proxy. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. All "broker non-votes" will be counted in determining whether a quorum is present.

11.  Q:    WHAT VOTE IS REQUIRED?
     A: The affirmative vote of a majority of the shares represented and entitled to vote at the meeting is required to elect each director (Proposal 1) and to ratify Richard A.

           Eisner & Company, LLP, as our independent accountants (Proposal 3). In tabulating the votes for these proposals, abstentions and broker non-votes will not have any effect on the outcome. With respect to Proposal 2 (the amendment to our Articles of Incorporation), the affirmative vote of a majority of the outstanding shares is required in order to approve the amendment (i.e. at least 5,511,976 shares). Because every vote not received in favor of Proposal 2 is in essence a vote against Proposal 2, broker non-votes and abstentions will have the same effect as a vote against Proposal 2.

12:  Q:    WHO CAN ATTEND THE ANNUAL MEETING?
     A: All stockholders as of the close of business on August 3, 2001 can attend. Tickets are not required.

13.  Q:    HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?
     A: We do not know of any business to be considered at the 2001 annual meeting other than the proposals described in this proxy statement. If any other business is presented at the annual meeting, your signed proxy card gives authority to William Spier, our Chairman of the Board, and Nathan Kahn, our President and Chief Executive Officer, to vote on such matters in their discretion.

14.  Q:    WHO ARE THE LARGEST PRINCIPAL STOCKHOLDERS?
     A: As of August 1, 2001 Nathan Kahn and Sandra Kahn beneficially owned 5,209,923 shares of Common Stock which represented 47.2% of the then outstanding Common Stock.

15.  Q:    WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING DUE?
     A: All stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Sandra Kahn, Secretary, Empire Resources, Inc., One Parker Plaza, Fort Lee, NJ 07024 prior to April 11, 2002. All other stockholder proposals for consideration at the 2002 annual meeting must be received by Ms. Kahn within the time period specified in our bylaws, which generally is not less than 60 days and not more than 90 days prior to the meeting. Because our bylaws are complex, any stockholder that wishes to make a proposal should review our bylaws to determine when the proposal must be received.

16.  Q:    CAN A STOCKHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF THE COMPANY?
     A: As a stockholder, you may recommend any person as a nominee for director by writing to Sandra Kahn, Secretary, c/o Empire Resources, Inc., One Parker Plaza, Fort Lee, NJ 07024. All recommendations must be received by Ms. Kahn within the time period specified in our bylaws, which generally is not less than 60 days and not more than 90 days prior to the meeting. Because our bylaws are complex, any stockholder that wishes to make a recommendation should review our bylaws to determine when the recommendation must be received. Each recommendation must be accompanied by the name, age, residence and business address of the person being nominated. They must include a representation that the stockholder is a record holder of the stock or holds the stock through a broker. They must state the number and class of shares held by the stockholder and by each person being nominated by the stockholder. They must include information regarding each nominee that would be required to be included in a proxy statement. They must also include a description of any arrangement or understanding between and among the stockholder and each and every nominee. Finally, the recommendations must include the written consent of each nominee to serve as a director, if elected. For further information, please see our bylaws.


                            PROPOSALS YOU MAY VOTE ON

1.       ELECTION OF DIRECTORS

         There are 9 nominees for election this year. All of the nominees are currently directors. All directors are elected annually, and serve a one-year term until the next annual meeting. If any director is unable to stand for re-election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate. The affirmative vote of the holders of a majority of our common stock represented and entitled to vote at the meeting is required for the election of each director.

         YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE DIRECTORS.

2.       AMENDMENT TO THE CERTIFICATE OF INCORPORATION

         GENERAL

         On July 30, 2001, the Company's Board of Directors unanimously approved, and for the reasons described below, unanimously recommends that the Company's stockholders approve an amendment to Article III, sections A and B, of the Company's Amended and Restated Certificate of Incorporation to reduce the number of authorized shares of common stock of the Company from 40,000,000 to 20,000,000 shares and to eliminate the 5,000,000 authorized shares of preferred stock, to be effective at the time a Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the "Share Reduction"). If the Share Reduction is approved, Article III, Sections A and B, of the Amended and Restated Certificate of Incorporation would read as follows:

A. The corporation is authorized to issue 20,000,000 shares of common stock having a par value of $0.01 per share (the "Common Stock").

B.       [Intentionally Omitted]

         As of August 1, 2001, of the 40,000,000 shares of common stock authorized, the Company had 11,749,651 shares of common stock issued and outstanding, including 725,700 shares of treasury stock, and an additional 5,291,696 shares of common stock subject to issuance upon the exercise of outstanding options and warrants issued by the Company, for an aggregate of 17,041,347 shares of common stock issued and outstanding or subject to issuance.

         By implementing the Share Reduction, the number of authorized and unissued shares of common stock available for issuance immediately thereafter will be reduced from 22,958,653 to 2,958,653. However, we expect that the number of authorized and unissued shares of common stock available for issuance will be increased by 4,467,925 shares as of December 31, 2001, as a result of the expiration of certain options and warrants that have exercise prices significantly above the market price of our common stock (ranging from $1.64 to 14.85 per share). If these options and warrants expire without exercise, as we expect, the number of authorized and unissued shares of common stock available for issuance would increase to 7,426,578.

         As of August 1, 2001, none of the 5,000,000 shares of authorized preferred stock had been issued.

         EFFECT OF THE SHARE REDUCTION

         If the Share Reduction is approved, the rights of the holders of the common stock as stockholders will not be affected. The Share Reduction will not affect the number of shares owned by any stockholder or any stockholder's proportionate equity interest in the Company. Nor will the Share Reduction affect the number of shares of common stock issuable upon the exercise of outstanding warrants and options.

         The Share Reduction will not change the par value of shares of common stock. Under applicable Delaware law, the total capital of the Company will not be reduced as a result of the Share Reduction, even though the aggregate par value of all authorized shares will be reduced to approximately one half of the aggregate par value prior to the Share Reduction.

         If the amendment is approved by the Company's stockholders, the Share Reduction will also limit the number of shares of common stock available to the Company in the future for purposes such as:

         - acquisitions;
         - strategic investments;
         - corporate transactions, such as stock splits or stock dividends;

         - financing transactions, such as public offerings of common stock or convertible securities;
         - incentive and employee benefit plans; and
         - otherwise for corporate purposes that have not yet been identified.

         This limitation will become more significant as the number of shares of common stock issued and outstanding or subject to issuance subsequently approaches or totals 20,000,000 shares. In the event the Board determines that additional shares of common stock are required, it will be necessary to solicit and receive the affirmative vote of a majority of the Company's common stock entitled to vote in order to amend the articles and thereby increase the number of authorized shares. In addition, the Board is aware that such a reduction may reduce the ability of the Company to issue additional shares to inhibit persons, or otherwise dilute the stock ownership of stockholders, seeking to control the Company without negotiating with the Board of Directors.

         PURPOSE OF THE PROPOSED SHARE REDUCTION

         The principal reason for the Share Reduction is that the Company's overall state tax liability would decrease by approximately $30,000 annually. Presently, the Company pays approximately $54,000 annually pursuant to the Delaware Franchise Tax. The method employed by the Company for computing its tax liability is based in part upon its total number of authorized shares. As a result, a reduction in the total number of authorized shares will have a direct impact on the amount of Franchise Tax which must be paid by the Company on an annual basis.

         The Board believes that a reduction in the amount of authorized shares of Company common stock will provide an annual tax savings, while causing little or no complications or hindrances to other corporate purposes.

         VOTE REQUIRED

         In accordance with Delaware law, the Share Reduction, which requires an amendment to the Amended and Restated Certificate of Incorporation, must be approved by a majority of the shares entitled to vote on the matter (i.e. 5,511,976 shares).

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE SHARE REDUCTION.

3. RATIFICATION OF THE APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP AS INDEPENDENT AUDITORS.

         Our audit committee has recommended, and our board of directors has approved, the appointment of Richard A. Eisner & Company, LLP as our independent auditors for the year ending December 31, 2001, subject to your approval. Richard A. Eisner & Company, LLP was appointed on October 5, 1999 to serve as our independent auditors, replacing PricewaterhouseCoopers LLP who were dismissed effective with the merger of Integrated Technology USA, Inc. with Empire Resources, Inc. on September 17, 1999.

         The report of PricewaterhouseCoopers LLP on our financial statements for the two years prior to their termination did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During our two most recent fiscal years prior to their termination and through September 17, 1999, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report on our financial statements.

         Audit services provided by Richard A. Eisner & Company, LLP pertaining to the years ended December 31, 1999 and 2000 included an audit of our consolidated financial statements as of December 31, 1999 and 2000. They reviewed our Annual Report and certain other filings with the SEC. Richard A. Eisner & Company, LLP also provided various non-audit services to us during 1999 and 2000. They have unrestricted access to our audit committee to discuss audit findings and other financial matters.

         A representative of Richard A. Eisner & Company, LLP is expected to attend the annual meeting. He will have the opportunity to speak at the meeting if he wishes. He will also respond to appropriate questions.


YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

                                   THE MERGER

     Prior to September 17, 1999 the name of our company was Integrated Technology USA, Inc. On September 17, 1999, Integrated Technology USA, Inc. merged with Empire Resources, Inc. Integrated Technology was the surviving company in the merger and changed its name to Empire Resources, Inc.

                       NOMINEES FOR THE BOARD OF DIRECTORS

William Spier                                 Director since October 1996
Age 66

     Mr. Spier presently serves as non-executive Chairman of the board of directors. Mr. Spier had served as Acting Chief Executive Officer from November 1997 until September 1999. Mr. Spier has been a private investor since 1982. He also served as Chairman of DeSoto, Inc., a manufacturer and distributor of cleaning products, from May 1991 through September 1996, and as Chief Executive Officer of DeSoto, Inc., from May 1991 to January 1994 and from September 1995 through September 1996. From 1980 to 1981, Mr. Spier was Vice Chairman of Phibro-Salomon Inc. Mr. Spier also serves as a Director of Keystone Consolidated Industries, Inc., and Centerpoint Corporation.

Nathan Kahn                                   Director since September 1999
Age 47

     Mr. Kahn has been the Chief Executive Officer and President since the merger. Prior to the merger, Mr. Kahn was the President and a director of pre-merger Empire from the time of its formation in 1984. Mr. Kahn has also been the President and a director of our wholly owned subsidiary Empire Resources Pacific, Ltd. since its formation in 1996.

Sandra Kahn                                   Director since September 1999
Age 43

     Ms. Kahn has been Vice President and Chief Financial Officer, Secretary and Treasurer since the merger in September 1999. Prior to the merger, Ms. Kahn was the Secretary and Treasurer and a director of pre-merger Empire from the time of its formation in 1984. Ms. Kahn has also been the Secretary and Treasurer and a director of Empire Resources Pacific, Ltd. since its formation in 1996.

Harvey Wrubel                                 Director since September 2000
Age 47

     Mr. Wrubel has been the Vice President of Sales/Director of Marketing since the merger in September 1999, and prior to the merger, was the Vice President of Sales/ Director of Marketing of pre-merger Empire for more than the prior five years.

Jack Bendheim                                 Director since September 1999
Age 54

     Mr. Bendheim has been the President, Chief Executive Officer and Chairman of the Board of Philipp Brothers Chemicals, Inc. for more than the prior five years. Mr. Bendheim is also a director of The Berkshire Bank, which is owned by CLS.


Barry L. Eisenberg                            Director since September 1990
Age 54

     Mr. Eisenberg served as Secretary and Treasurer from 1993 until September 1999. Since 1995, Mr. Eisenberg has been an active investor and director of private companies in Israel. Prior thereto, Mr. Eisenberg was, for a period of more than five years, a partner in the Roseland, New Jersey law firm of Lasser, Hochman, Marcus, Guryan & Kuskin.

Peter G. Howard                               Director since September 1999
Age 65

     Mr. Howard has been the Managing Director of Empire Resources Pacific, Ltd. since 1996. From 1961 to 1995, Mr. Howard held various positions within the aluminum industry, the most recent of which was Divisional General Manager of Comalco Rolled Products, a unit of Comalco Aluminum Ltd., an aluminum producer.

Nathan Mazurek                                Director since September 1999
Age 39

     Mr. Mazurek has been the President and Chief Executive Officer of American Circuit Breaker Corporation, a manufacturer of circuit breaker protection equipment for more than the prior five years. Since 1995, Mr. Mazurek has been President and Chief Executive Officer of Pioneer Transformers Ltd., a manufacturer of liquid filled power and distribution transformers.

Morris J. Smith                               Director since January 1994
Age 43

     Since 1993, Mr. Smith has been a private investor and investment consultant. Prior thereto, Mr. Smith was employed for a period of more than five years by Fidelity Investments as a portfolio manager.

FAMILY RELATIONSHIPS

Nathan Kahn and Sandra Kahn are husband and wife. Barry L. Eisenberg and Jack Bendheim are brothers-in-law.

                        STATEMENT OF CORPORATE GOVERNANCE

         Our business is managed under the direction of the board of directors. The directors delegate the conduct of business to our senior management team.

         Our directors usually meet four times a year in regularly scheduled meetings. They may meet more often if necessary. The directors held four meetings in 2000. The Chairman of our board of directors in consultation with the CEO usually determines the agenda for the meetings. Each of our directors receives the agenda and supporting information in advance of the meetings. Any of our directors may raise other matters at the meetings. The CEO, CFO and other members of senior management make presentations to our directors at the meetings and a substantial portion of the meeting time is devoted to directors' discussion of these presentations. Significant matters that require directors' approval are voted on at the meetings.

         Our directors have complete access to senior management. They may also seek independent, outside advice.

         Committee Structure. The board of directors considers all major decisions. The board of directors has established three standing committees so that certain areas can be addressed in more depth than may be possible at a full meeting of the board of directors. Each committee is chaired by an independent, outside director.

         Audit Committee. This committee assures the credibility of our financial reporting by providing oversight of our financial reporting process and our internal controls. The audit committee has adopted a charter pursuant to which it conducts its activities. The audit committee reports on its activities to the board of directors. During 2000 the audit committee held two meetings and took further action by written consent. The audit committee is comprised of William Spier, Jack Bendheim and Nathan Mazurek.

Audit Committee Report

         The following Audit Committee Report is not deemed to be part of a document filed with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is not to be deemed incorporated by reference in any documents filed under the Securities Act or Exchange Act, without the express consent of the persons named below.


        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls. The full responsibilities of the Committee are set forth in its charter, as adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A. Each of the members of the Company's Audit Committee is independent, as such term is defined under the listing standards of the American Stock Exchange. In fulfilling its oversight responsibilities, the

Audit Committee:


         o reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000, with management and Richard A. Eisner & Company, LLP, the Company's independent auditors;

         o discussed with Richard A. Eisner & Company, LLP the matters required to be discussed by the Auditing Standards Board of The American Institute of Certified Public Accountants' Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended; and

         o received and discussed with Richard A. Eisner & Company, LLP the written disclosures and the letter from Richard A. Eisner & Company, LLP required by Independence Standards Board Statement No. 1, "Independence Discussions with Audit Committees," as amended, and have discussed with Richard A. Eisner & Company, LLP their independence.

         Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2000, for filing with the SEC. The Audit Committee also recommended the appointment of Richard A. Eisner & Company, LLP as the Company's independent auditors for fiscal 2001.

           During the year ended December 31, 2000, the Company paid the following fees to Richard A. Eisner & Company, LLP , the Company's independent public accountant:

        Audit Fees:                                  $90,000

        Financial Information Systems
        Design and Implementation Fees               $0

        Tax and all Other Fees:                      $40,000

         The Company's Audit Committee has considered the compatibility of the non-audit services furnished by Richard A. Eisner & Company, LLP with the firm's need to be independent.


                                             AUDIT COMMITTEE:

                                             Jack Bendheim
                                             Nathan Mazurek
                                             William Spier

Compensation Committee. This committee advises and guides the board of directors in determining the compensation of executive officers and senior management, and reviews our general employee compensation and benefits policies and practices. During 2000, the compensation committee held two meetings. The compensation committee is comprised of William Spier, Nathan Kahn and Jack Bendheim.

Stock Options Committee. This committee consults with management regarding the administration of our stock option plan and approves grants of options to directors, executive officers and other employees. The committee did not meet in 2000, but did take action by written consent. The stock options committee is comprised of William Spier, Jack Bendheim and Nathan Mazurek.

We do not have a standing nominating committee.

                             DIRECTORS' COMPENSATION

The non-executive Chairman of the board of directors receives an annual fee of $25,000 for serving as a director. Each of the other directors receives a fee of $500 per meeting of the board of directors that such director attends (whether in person or by telephone) and $500 per committee meeting that such director attends, if such committee meeting is held on a separate day from the board of directors meeting. All directors are reimbursed for reasonable expenses incurred in attending meetings of the Board or any committee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of August 1, 2001, certain information with respect to beneficial ownership (as defined in Rule 13d-3 of the Securities and Exchange Act of 1934) of our common stock by (i) each person that is a director, (ii) each person named in the Summary Compensation Table, below, (iii) all such persons as a group and (iv) each person known to us to be the owner of more than 5% of our common stock.

                                                 NUMBER OF SHARES             PERCENT OF COMMON
NAME AND ADDRESS(1)                            BENEFICIALLY OWNED (2)            STOCK OWNED
-------------------------------------------   ------------------------       -------------------
DIRECTORS AND OFFICERS:

William Spier                                               253,669(3)                    2.3%
Nathan Kahn and Sandra Kahn                               5,209,923(4)                   47.2%
Harvey Wrubel                                               580,327(5)                    5.2%
Jack Bendheim                                                40,666(6)                       *
Barry L. Eisenberg                                          367,706(7)                    3.3%
Peter G. Howard                                               4,000(8)                       *
Nathan Mazurek                                                4,000(9)                       *
Morris J. Smith                                             77,467(10)                       *
All officers and directors as a group
(9 persons)                                              6,537,758(11)                   56.6%

OTHER STOCKHOLDERS:

Alan P. Haber                                            1,014,426(12)                    9.0%
Barry W. Blank                                             875,600(13)                    7.5%

* Less than 1%

(1) The address of all listed persons is c/o Empire, except for Mr. Haber, whose address is 11/1 Mishol Uzrad, Ramot, Israel 91230 and Mr. Blank, whose address is P.O.B. 32056, Phoenix, Arizona 85064.

(2) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

         The information in this table was prepared in reliance on filings made with the Securities and Exchange Commission on Schedule 13D and Forms 4 or 5.

(3) Consists of (i) 104,669 currently outstanding shares held by Mr. Spier and (ii) 149,000 shares underlying currently exercisable options held by Mr. Spier.

(4) Consists (i) of 5,201,923 currently outstanding (9,384,761 shares received in the merger less 3,824,511 contingent shares which have been retired and less 358,327 non-contingent shares transferred to Mr. Wrubel, as described under "Compensation Arrangements") and (ii) 8,000 shares underlying currently exercisable options held by Nathan and Sandra Kahn.

(5) Consists of (i) 358,327 shares transferred from Nathan and Sandra Kahn to Mr. Wrubel, (ii) 20,000 currently outstanding shares held by Mr. Wrubel, and (iii) 202,000 shares underlying currently exercisable options held by Mr. Wrubel.

(6) Consists of (i) 20,000 outstanding shares held by the Bendheim Foundation, an affiliate of Mr. Bendheim, (ii) 16,666 shares underlying currently exercisable warrants held by Mr. Bendheim (Mr. Bendheim disclaims beneficial ownership of the shares owned by the Bendheim Foundation), and (iii) 4,000 shares underlying currently exercisable options held by Mr. Bendheim.

(7)      Consists of (i) 700 currently outstanding shares held by Mr. Eisenberg,
         (ii) 80,667 shares underlying currently exercisable options held by Mr. Eisenberg, (iii) 1,000 shares underlying currently exercisable warrants held by Mr. Eisenberg, (iv) 500 shares owned by Mr. Eisenberg's wife and (v) 284,839 currently outstanding shares held by 241 Associates LLC, a limited liability company. Noam Eisenberg is the sole manager of 241 Associates LLC and as such has voting and investment power with respect to the shares held by 241 Associates LLC. Noam Eisenberg is the son of Barry L. Eisenberg. A majority of the ownership interest of 241 Associates LLC is owned by Mr. Eisenberg and his wife and, as a result of such ownership interests, Mr. Eisenberg may influence the voting and disposition of the shares of common stock held by 241 Associates LLC. Mr. Eisenberg disclaims beneficial ownership of such shares and of the shares owned by his wife.

(8) Consists of 4,000 shares underlying currently exercisable options held by Mr. Howard.

(9) Consists of 4,000 shares underlying currently exercisable options held by Mr. Mazurek.

(10) Consists of (i) 15,800 currently outstanding shares held by Mr. Smith and (ii) 61,667 shares underlying currently exercisable options held by Mr. Smith. The Brook Road Nominee Trust, nominee for the Morris Smith Family Trust, is the owner of 163,653 outstanding shares of Common Stock. Esther Smith, the mother of Morris J. Smith, is the sole trustee of the Morris Smith Family Trust and as such has voting and investment power with respect to such shares. The Morris Smith Family Trust is a discretionary trust, the potential beneficiaries of which are Mr. Smith and members of his family. Mr. Smith disclaims any beneficial ownership of any and all shares owned by the Brook Road Nominee Trust.

(11) Consists of 6,006,758 currently outstanding shares and 531,000 shares underlying currently exercisable options and warrants. Does not include 163,653 shares that Mr. Smith disclaims beneficial ownership of as described in footnote 10 above.

(12) Consists of (i) 771,861 shares held by Mr. Haber, (ii) 209,175 shares underlying currently exercisable options held by Mr. Haber, (iii) 10,000 shares underlying currently exercisable warrants held by Mr. Haber and (iv) 23,390 shares held by Mr. Haber's wife. Mr. Haber disclaims any beneficial ownership of any stock owned by his wife.


(13) Consists of (i) 259,600 outstanding shares held by Mr. Blank, (ii) 16,000 shares underlying currently exercisable options held by Mr. Blank, and (iii) 600,000 shares underlying currently exercisable warrants held by Mr. Blank. Excludes any shares which may be owned by Mr. Blank's customers, in which he disclaims any beneficial or other interest and over which he has no voting or dispositive power.

                             EXECUTIVE COMPENSATION

         The following table sets forth for the periods indicated information concerning the compensation earned by the Company's Chief Executive Officer and each of the Company's most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION

                                                                                             LONG-TERM
                                                                                         COMPENSATION AWARDS

                                                                                    SECURITIES         ALL OTHER
                                                                                    UNDERLYING     COMPENSATION ($)
                                                                                     OPTIONS
                                                                                       (#)
NAME AND PRINCIPAL POSITION            YEAR       SALARY($)       BONUS($)
William Spier                          2000          --              --               2,000          $25,000(2)
     Non-Executive Chairman            1999          --              --               2,000          $11,333(3)
     the Board (1)                     1998          --              --                --             $4,000(4)

Nathan Kahn                            2000       $300,000         $50,000            2,000           $2,000(4)
     Chief Executive Officer and       1999       $176,875           --               2,000           $1,000(4)
     President                         1998        $55,000           --                --                --

Sandra Kahn                            2000       $100,000           --               2,000           $2,000(4)
     Vice President,                   1999        $82,000           --               2,000           $1,000(4)
     Treasurer and Secretary           1998        $52,000           --                --                 --

Harvey Wrubel                          2000       $207,872        $277,000            2,000         $139,142(5)
     Vice President of Sales           1999       $203,000        $300,000           200,000              --
                                       1998       $200,000        $300,003             --                 --

(1) Served as Acting Chief Executive Officer of the Company prior to the merger.
(2) Mr. Spier is entitled to $25,000 per annum as consideration for his services as non-executive Chairman of the Board.
(3) Of this amount, $3,000 represents
director fees for attending board meetings and $8,333 represents amounts paid to Mr. Spier in 1999 for serving as non-executive Chairman of the Board.
(4)  Represents directors' fees.
(5) Of this amount, $1,000 represents director fees and $138,142 represents non-cash taxable compensation charged to Mr. Wrubel upon the vesting of non-contingent restricted shares, as discussed in "Compensation Arrangements".

OPTION GRANTS IN LAST FISCAL YEAR

         The following table contains information concerning the stock option grants made to each of the officers and employees named in the Summary Compensation Table, above, during 2000. No stock appreciation rights were granted to these individuals during such year.

                                                       (INDIVIDUAL GRANTS) (1)
                                        NUMBER OF SECURITIES  PERCENT OF TOTAL    EXERCISE PRICE    EXPIRATION DATE
                                         UNDERLYING OPTIONS  OPTIONS GRANTED TO       ($/SH)
                                              GRANTED           EMPLOYEES IN           (2)
                                                (#)              FISCAL YEAR

                 NAME
William Spier                                   2,000               2.8%              $1.188            9/14/10
Nathan Kahn                                     2,000               2.8%              $1.188            9/14/10
Sandra Kahn                                     2,000               2.8%              $1.188            9/14/10
Harvey Wrubel                                   2,000               2.8%              $1.188            9/14/10

---------------------------
         (1) All options granted to the named officers and employees are non-statutory under federal tax laws and were granted on September 14, 2000. Pursuant to the option agreement underlying these options, the options became exercisable immediately upon grant.

         (2) The exercise price may be paid in cash or, under certain circumstances, in shares of the Company's Common Stock.

YEAR-END OPTION VALUES

         The following table provides certain information concerning the options held by the officers and employees named in the Summary Compensation Table, above, as of December 31, 2000.

                         OPTIONS AS OF DECEMBER 31, 2000

                                          NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED IN-THE-MONEY
                                          UNEXERCISED OPTIONS AT YEAR END             OPTIONS AT YEAR END
   NAME                                    EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE

   William Spier                             149,000          ............      ............       ............
   Nathan Kahn                                 4,000          ............      ............       ............
   Sandra Kahn                                 4,000          ............      ............       ............
   Harvey Wrubel                             202,000          ............      ............       ............

LONG-TERM INCENTIVE PLANS

         The following table provides certain information concerning the long-term incentive plans available to the officers and employees named in the Summary Compensation Table, above, as of December 31, 2000.

              LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                                                       ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                                                                                   PRICE-BASED PLANS
           (A)                      (B)                      (C)                         (D)            (E)            (F)
                             NUMBER OF SHARES,
                               UNITS OR OTHER         PERFORMANCE OR OTHER
                                   RIGHTS          PERIOD UNTIL MATURATION OR         THRESHOLD       TARGET        MAXIMUM
           NAME                     (#)                     PAYOUT                       (#)            (#)            (#)
Nathan Kahn and Sandra      3,824,511             April 1, 1999 through March 31,     228,817          228,817      3,824,511
Kahn (1)                                          2001

Harvey Wrubel (2)

(1) For a description of this plan, see "Compensation Arrangements, Retirement of Contingent Shares Issued to Empire Stockholders".
(2) For a description of shares that may be issued to Harvey Wrubel and the formula to be applied in determining the amounts payable, see, "Compensation Arrangements", Employment Agreement with Harvey Wrubel".

                            COMPENSATION ARRANGEMENTS

     EMPLOYMENT AGREEMENTS WITH THE KAHNS

         Concurrently with the merger on September 17, 1999, the Company entered into employment agreements with each of Nathan Kahn and Sandra Kahn. Certain information regarding these agreements is set forth below.

         Term. The scheduled term of each agreement is three years. Each agreement provides that the term will be extended automatically for successive two-year periods unless either party gives written notice of termination at least 180 days prior to the end of the original term or the then additional term, as the case may be. Each agreement provides that the Company may terminate the agreement upon the Disability of the executive or for Cause (as such terms are defined the agreement).

         Base Salary. Nathan Kahn is paid at a rate of $350,000 per annum and Sandra Kahn is paid at a rate of $150,000 per annum. These amounts may be increased, but not decreased, by the Board of Directors. The base salary provided for by each agreement is subject to possible upward annual adjustments based upon changes in a designated cost of living index.

         Bonus. The agreement with Nathan Kahn provides for an annual bonus equal to 5% of the amount by which the Company's earnings before taxes for such year exceed $4,000,000. The agreement with Sandra Kahn provides for an annual bonus equal to 2% of the amount by which the Company's earnings before taxes for such year exceed $4,000,000. For the purpose of calculating the annual bonus amounts, earnings before taxes shall be calculated excluding (1) charges to earnings for extraordinary items and (2) the annual bonus amounts payable to Nathan Kahn and Sandra Kahn.

         Non-Compete. Each agreement provides that during the Specified Period (as defined below) the employee will not, among other things, directly or indirectly, be engaged as a principal in any other business activity or conduct which competes with the business of the Company or be an employee, consultant, director, principal, stockholder, advisor of, or otherwise be affiliated with, any such business, activity or conduct. The "Specified Period" means the employee's period of employment and the four year period thereafter, provided that if the employee's employment is terminated for Disability or without Cause (or the employee voluntarily terminates his employment following a breach by the Company), the Specified Period will terminate two years after the employee's employment terminates.

     EMPLOYMENT AGREEMENT WITH HARVEY WRUBEL

         Concurrently with the merger, the Company entered into an employment agreement with Harvey Wrubel. Certain information regarding this agreement is set forth below.

         Term. The scheduled term of the agreement is until December 31, 2002. The agreement provides that the term will be extended automatically for successive two-year periods unless either party gives written notice of termination at least 90 days prior to the end of the original term or the then additional term, as the case may be. The agreement provides that the Company may terminate the agreement any time with or without Cause (as such term is defined in the agreement). However, if the Company terminates the agreement without Cause, the employee is entitled to continue receiving his base salary until the scheduled end of the term.

         Base Salary. The agreement provides for base salary to be paid at a rate of $203,000 per annum. This amount may be increased, but not decreased, by the Board of Directors. The base salary is subject to possible upward annual adjustments based upon changes in a designated cost of living index.

         Performance-Based Compensation. In addition to base salary, the agreement provides that the Company shall pay the employee performance-based compensation in accordance with a formula provided for in the agreement.

         Non-Compete. The agreement provides that, during the employment term and for 12 months thereafter, the employee will not, among other things, be engaged in, or be, an employee, director, partner, principal, stockholder or advisor of any business, activity or conduct which competes with the business of the Company. During any period following termination of the employee's employment the foregoing will only apply to competition with regard to aluminum and such other commodities as were being sold by the Company within six months prior to such termination.

         Restricted Stock Arrangements. The Company and Nathan and Sandra Kahn entered into a restricted stock agreement dated September 14, 1999 with Mr. Wrubel. Pursuant to this agreement, the Kahns transferred to Mr. Wrubel 469,238 shares ("Restricted Shares") of common stock of the Company effective as of the date of the Merger. The Restricted Shares are subject to the vesting requirements described below. If Mr. Wrubel's employment with the Company is terminated for Cause (as defined in his employment agreement) or if Mr. Wrubel terminates employment with the Company for any reason, Mr. Wrubel will forfeit to the Kahns any Restricted Shares that have not then vested.

         The vesting of 358,327 of the Restricted Shares is determined in accordance with the following vesting schedule: (i) 33.33% of such shares vested on the first anniversary of the grant date, (ii) 33.33% will vest on the second anniversary of the grant date (provided Mr. Wrubel has been continuously employed by the Company until such date) and (iii) 33.34% will vest on the third anniversary of the grant date (provided Mr. Wrubel has been continuously employed by the Company until such date).

         The vesting of 110,911 of the Restricted Shares (the "Contingent Restricted Shares") was subject to a formula dependant on the Company achieving a minimum cumulative after-tax net income (subject to certain adjustments) of $4.4 million during the two-year period commencing April 1, 1999 and ending March 31, 2001. No shares vested in accordance with these provisions.

RETIREMENT OF  CONTINGENT SHARES ISSUED TO EMPIRE STOCKHOLDERS

         Upon the merger, Nathan and Sandra Kahn ("the Empire Stockholders") received an aggregate of 9,384,761 shares of common stock of the Company in exchange for the outstanding stock of Empire owned by them prior to the merger. Pursuant to the merger agreement, 3,824,511 of these shares (the "Contingent Shares") were deposited into escrow subject to an earn-out formula dependant on the Company achieving a minimum cumulative after-tax net income (subject to certain adjustments) of $4.4 million during the two-year period commencing April 1, 1999 and ending March 31, 2001. No shares were released from escrow in accordance with this formula and all of the 3,824,511 shares placed in escrow were retired on June 13, 2001.

                    DIRECTORS' AND OFFICERS' INDEMNIFICATION

         Our bylaws require that we indemnify our directors and officers, to the extent permitted under Delaware law. They are indemnified against any costs, expenses (including legal fees) and other liabilities in connection with their service to us. We have purchased liability insurance to insure against these liabilities. We have also entered into indemnification agreements with each of our directors and executive officers. The insurance and indemnification agreements supplement the provisions of our Certificate of Incorporation that eliminate the potential liability of directors and officers to us or our stockholders in situations, as permitted by law.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file.

         Based solely upon review of the copies of such reports furnished to us and written representations from certain of our executive officers and directors that no other such reports were required, we believe that during the period from January 1, 2000 through December 31, 2000 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with on a timely basis.


                              By Order of the Board of Directors,

                              /s/ Sandra Kahn
                              Sandra Kahn
                              Vice President, Chief Financial Officer, Treasurer and Secretary


Fort Lee, New Jersey

August 16, 2001

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                                       OF
                             EMPIRE RESOURCES, INC.

I.       STATEMENT OF POLICY.

         The Audit Committee (the "COMMITTEE") of the Board of Directors (the "BOARD") of Empire Resources, Inc. (the "CORPORATION") shall provide assistance to the Board in fulfilling its responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting and reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Committee to maintain free and open means of communication among the Board, the independent accountants, and the financial management of the Corporation.

II.      COMPOSITION.

         The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors. Each member shall be free of any relationship that in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the American Stock Exchange. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a chairperson (the "CHAIR") is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Chair shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board. The Chair will also maintain regular liaison with the CEO, CFO, and lead partner of the independent accountants.

III.     MEETINGS.

         The Committee shall meet at least four times annually, with at least one such meeting being in person, and the remaining meetings being by telephone conference call if the Committee so prefers. Whenever possible, these meetings should be scheduled to include a review of the Corporation's quarterly and annual financial statements prior to their public release, consistent with
Section IV. A. As part of its policy to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. The Committee may request attendance at any one or more of the meetings of the Committee of outside counsel, the independent accountants or any officer of the Corporation.

IV.      RESPONSIBILITIES.

         In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

         In carrying out these responsibilities, the Committee will:

         A.       Financial Reporting Processes

                  1. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

                  2. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

                  3. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices, including internal controls, as suggested by the independent accountants or management.

                  4. Discuss with management and legal counsel the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate

                  5. Meet at least annually with the chief financial officer and the independent accountants in separate executive sessions.


         B.       Documents/Reports Review

                  1. Review and update this Charter periodically, at least annually, as conditions dictate.

                  2. Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

                  3. Review with financial management and the independent accountants the Corporation's annual and periodic financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants, considering, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the independent accountants and legal counsel are satisfied with the disclosure and content of such documents. With respect to financial statements included in Form 10-Q, the Chair may represent the entire Committee for purposes of this review.


         C.       Independent Accountants

                  1. Recommend to the Board the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall review and discuss with the independent accountants all significant relationships the independent accountants have with the Corporation and relevant third parties to determine the independent accountants' independence. In making this determination, the Committee shall consider not only auditing and other traditional accounting functions performed by the independent accountants, but also consulting, legal, and other professional services rendered by the independent accountants and their affiliates. The Committee will also require the independent accountants to submit on an annual basis a formal written statement delineating all relationships among the Corporation, the independent accountants and their respective affiliates.

                  2. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

                  3. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Corporation's financial, accounting, and internal auditing personnel, and the cooperation that the independent auditors received during the course of each audit.

                  4. Overseeing the independent accountant relationship by discussion with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the Committee (and the board) to report on any and all appropriate matters.

                  5. Reviewing the audited financial statements and discussing them with management and the independent accountant. These discussions shall include consideration of the quality of the Corporation's accounting principles as applied in its financial reporting, including review of audit adjustments whether or not recorded, and any such other inquires as may be appropriate. Based on the review, the Committee shall make its recommendation to the board as to the inclusion of the Corporation's audited consolidated financial statements in the Corporation's annual report on Form 10-K.

         D.       Process Improvement

                  1. Establish regular and separate systems of reporting to the Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

                  2. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

                  3. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

                  4. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

                                      *****

         While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountant. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                             EMPIRE RESOURCES, INC.
                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

The undersigned hereby appoints William Spier and Nathan Kahn or any of them with full power of substitution, proxies to represent the undersigned stockholder and to vote at the annual meeting of Stockholders of Empire Resources, Inc. (the "Company") to be held on September 11, 2001 at 11:00 a.m. E.D.T., and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, all shares of Common Stock of the Company that the undersigned would be entitled to vote as directed below, and in their discretion upon such other matters as may come before the meeting.

             (Continued, and to be dated and signed on reverse side)

                 Please detach and mail in the envelope provided

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             EMPIRE RESOURCES, INC.

                               SEPTEMBER 11, 2001

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

[X] Please mark your votes as in this example.

1.  Election of Directors             For      Withheld     Nominees:

                                      [ ]         [ ]       William Spier
                                                            Nathan Kahn
                                                            Sandra Kahn
                                                            Harvey Wrubel
                                                            Jack Bendheim
                                                            Barry L. Eisenberg
                                                            Peter G. Howard
                                                            Nathan Mazurek
                                                            Morris J. Smith

(Instruction: To withhold authority to vote for individual nominees, write the nominees' names on the line provided below.)

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
2.   Ratification of appointment of Richard A. Eisner &             For    Against    Abstain
     Company, LLP, independent auditors                             [ ]     [ ]         [ ]

3.   Approval and adoption of Amendment to the Company's
     Amended and Restated Certificate of Incorporation to           For    Against    Abstain
     reduce the number of authorized shares                          [ ]    [ ]         [ ]

The undersigned hereby authorizes the proxies, in their discretion, to vote on any other business as may properly be brought before the meeting or any adjournment thereof.

SIGNATURE(S)                              DATE

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NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.